Exhibit 99.1

5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034 Telephone: (972) 668-8834 Contact: Gary H. Guyton Director of Planning and Investor Relations Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS

SECOND QUARTER 2019 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, August 7, 2019 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the second quarter of 2019. On August 14, 2018, the Company completed transactions in which entities controlled by Dallas businessman Jerry Jones contributed Bakken Shale properties to the Company in exchange for a controlling interest in the Company (the "Jones Contribution") and the Company refinanced its long-term debt.  Results for the three months and six months ended June 30, 2019 reflect the Jones Contribution, while results for the three months and six months ended June 30, 2018 (the "Predecessor") reflect the historical results of Comstock for that period. The Company's consolidated financial results are being presented with a blackline division which delineates the lack of comparability between amounts presented for these periods.

Financial Results for the Three Months Ended June 30, 2019

For the second quarter of 2019, Comstock reported net income of $21.4 million or $0.20 per diluted share as compared to a net loss of $34.0 million or $2.22 per share for the Predecessor second quarter of 2018.  The second quarter 2019 results included an unrealized gain from derivative financial instruments held to manage oil and gas price risks of $12.8 million and Covey Park merger related transaction costs of $1.4 million.  Excluding these items, the net income for the second quarter of 2019 would have been $12.7 million or $0.12 per diluted share.

Comstock produced 40.9 billion cubic feet ("Bcf") of natural gas and 695,000 barrels of oil or 45.1 billion cubic feet of natural gas equivalent ("Bcfe") in the second quarter of 2019.  The Company's natural gas production averaged 450 million cubic feet ("MMcf") per day, an increase of 88% over natural gas production in the Predecessor second quarter of 2018 and 22% higher than the first quarter of 2019.  The growth in natural gas production was primarily attributable to Comstock's Haynesville shale drilling program.  Oil production in the second quarter of 2019, which averaged 7,628 barrels of oil per day, increased from the 990 barrels per day produced in the Predecessor second quarter of 2018 due to production from the Bakken Shale properties.  Oil production in the second quarter of 2018 was primarily attributable to the Company's Eagle Ford shale properties which were sold on April 30, 2018.

Comstock's average realized natural gas price, including hedging gains, decreased 13% to $2.29 per Mcf in the second quarter of 2019 as compared to $2.64 per Mcf realized in the Predecessor second quarter of 2018.  The Company's average realized oil price, including hedging gains, decreased by 9% to $52.12 per barrel in the second quarter of 2019 as compared to $57.56 per barrel in the Predecessor second quarter of 2018.  Oil and gas sales were $130.1 million (including realized hedging gains and losses) in the second quarter of 2019 as compared to the Predecessor 2018 second quarter sales of $62.6 million.

EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, of $93.2 million in the second quarter of 2019 increased by 110% over EBITDAX of $44.3 million for the Predecessor second quarter of 2018.  The Company's operating cash flow generated in the second quarter of 2019 (before working capital changes and the merger related costs) of $66.3 million increased 151% over operating cash flow of $26.4 million in the Predecessor second quarter of 2018.

Financial Results for the Six Months Ended June 30, 2019

For the first six months of 2019, Comstock reported net income of $35.0 million or $0.33 per diluted share as compared to a net loss of $75.9 million or $4.99 per share for the Predecessor first six months of 2018.  The first six months of 2019 results included an unrealized loss from derivative financial instruments held to manage oil and gas price risks of $0.2 million and the merger related transaction costs of $1.4 million.  Excluding these items, the net income for the first six months of 2019 would have been $36.3 million or $0.34 per share.

Comstock produced 74.1 billion cubic feet of natural gas and 1.5 million barrels of oil or 83.1 Bcfe in the first six months of 2019.  The Company's natural gas production averaged 409 MMcf per day, an increase of 71% over natural gas production in the Predecessor first six months of 2018.  Oil production in the first six months of 2019, which averaged 8,313 barrels of oil per day, increased from the 1,547 barrels per day produced in the Predecessor first six months of 2018 due to production from the contributed Bakken Shale properties.

Comstock's average realized natural gas price, including hedging gains, decreased 7% to $2.55 per Mcf in the first six months of 2019 as compared to $2.73 per Mcf realized in the Predecessor first six months of 2018.  The Company's average realized oil price, including hedging gains, decreased by 25% to $48.71 per barrel in the first six months of 2019 as compared to $65.12 per barrel in the Predecessor first six months of 2018.  Oil and gas sales were $262.3 million (including realized hedging gains and losses) in the first six months of 2019 as compared to the Predecessor first six months of 2018 sales of $136.6 million.  EBITDAX of $190.2 million in the first six months of 2019 increased by 94% over EBITDAX of $98.0 million for the Predecessor first six months of 2018.  The Company's operating cash flow generated in the first six months of 2019 (before working capital changes and the merger related costs) of $137.0 million increased 120% over operating cash flow of $62.2 million in the Predecessor first six months of 2018.

Drilling Results

Comstock reported the results to date of its 2019 Haynesville/Bossier shale drilling program which is driving the strong production growth in 2019.  During the first six months of 2019, Comstock spent $181.9 million on its development activities.  Comstock spent $155.9 million on drilling and completing Haynesville shale wells.  Comstock drilled 21 (14.2 net) horizontal Haynesville/Bossier shale wells during the first six months of 2019, which had an average lateral length of approximately 8,016 feet.  Comstock also completed 19 (5.2 net) wells that were drilled in 2018.  Twelve (9.4 net) of the wells drilled in the first six months of 2019 were also completed.  Comstock also spent $15.9 million drilling four (2.2 net) Eagle Ford shale oil wells and an additional $10.1 million primarily on leasehold and other development activity.

Since the last operational update, Comstock reported on ten new Haynesville shale wells.  The average initial production rate of these wells was 24 MMcf per day. The wells had completed lateral lengths ranging from 4,426 feet to 11,319 feet, with an average completed lateral length of 6,970 feet.  Each well was tested at initial production rates of 22 to 28 MMcf per day. The four Eagle Ford shale wells in South

Texas drilled in 2019 have been completed and had an average initial production rate of 1,034 barrels of oil equivalent (85% oil) per well.

Covey Park 2019 Results

On July 16, 2019 Comstock completed the previously announced acquisition of Covey Park Energy, LLC ("Covey Park") pursuant to a merger in which the Company was the surviving entity.  The Company's financial results will include the results of operations of Covey Park in the third quarter of 2019 beginning on July 16, 2019.

For the three months ended June 30, 2019, Covey Park produced 67.6 Bcf of natural gas and 11,000 barrels of oil or 68 Bcfe.  Covey Park's average realized sales price (including hedging gains) was $2.68 per Mcf for natural gas and $59.94 per barrel for oil.  Total oil and gas sales for the second quarter of 2019 (including hedging gains) were $182.1 million.

For the six months ended June 30, 2019, Covey Park produced 131.0 Bcf of natural gas and 20,000 barrels of oil or 131 Bcfe.  The average realized sales price (including hedging gains) was $2.74 per Mcf for natural gas and $58.25 per barrel for oil.  Total oil and gas sales for the six months ended June 30, 2019 (including realized hedging gains) were $359.7 million.

During the first six months of 2019, Covey Park drilled 17 Haynesville shale wells (15.5 net) and completed 19 wells (17.7 net).  The average per well initial production rate of these wells was 20 MMcf per day. The wells had completed lateral lengths ranging from 4,200 feet to 9,492 feet, with an average completed lateral length of 7,403 feet.  Each well was tested at initial production rates of 12 to 30 MMcf per day.

With completion of the Covey Park acquisition, Comstock's 2019 annual drilling and completion budget will be $538 million which includes drilling activity on Covey Park properties subsequent to the closing of the merger.  Activity planned for 2019 includes completing 19 (5.2 net) wells drilled by Comstock in 2018 and drilling 78 (57.4 net) Haynesville/Bossier shale wells in 2019.  Comstock is also spending $21.2 million in 2019 on its Eagle Ford shale and Bakken shale oil properties.

Other

Comstock has planned a conference call for 10:00 a.m. Central Time on August 7, 2019, to discuss the second quarter of 2019 operational and financial results.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 844-776-7840 (international dial-in use 661-378-9538) and provide access code 6057864 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 1:00 p.m. CT August 7, 2019 and will continue until 1:00 p.m. August 14, 2019.  To hear the replay, call 855-859-2056 (404-537-3406 if calling from outside the US).  The conference call access code is 6057864.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas engaged in oil and gas acquisitions, exploration and development, and its assets are primarily located in Texas, Louisiana and North Dakota.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
		(Predecessor)		(Predecessor)
Revenues:
Natural gas sales	$91,951	$56,265	$182,083	$115,808
Oil sales	36,165	5,184	72,914	18,234
Total oil and gas sales	128,116	61,449	254,997	134,042

Operating expenses:
Production taxes	5,827	1,112	11,766	2,952
Gathering and transportation	10,502	4,398	17,932	8,732
Lease operating	14,452	7,948	29,337	17,721
Depreciation, depletion and amortization	46,847	26,798	84,437	53,950
General and administrative	6,841	6,639	14,655	12,655
Loss on sale of oil and gas properties	26	6,838	25	35,438

Total operating expenses	84,495	53,733	158,152	131,448

Operating income	43,621	7,716	96,845	2,594

Other income (expenses):
Gain (loss) from derivative financial instruments	14,744	(1,638)	7,087	964
Other income	155	327	248	393
Interest expense	(28,568)	(40,213)	(56,419)	(79,063)
Transaction costs	(1,443)	(317)	(1,443)	(317)

Total other income (expenses)	(15,112)	(41,841)	(50,527)	(78,023)

Income (loss) before income taxes	28,509	(34,125)	46,318	(75,429)
Benefit from (provision for) income taxes	(7,102)	122	(11,336)	(460)
Net income (loss)	$21,407	$(34,003)	$34,982	$(75,889)

Net income (loss) per share – basic and diluted	$0.20	$(2.22)	$0.33	$(4.99)

Weighted average shares outstanding – basic and diluted	105,457	15,340	105,457	15,212

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
		(Predecessor)		(Predecessor)
OPERATING CASH FLOW:

Net income (loss)	$21,407	$(34,003)	$34,982	$(75,889)
Reconciling items:
Deferred income taxes	7,078	(146)	11,430	426
Depreciation, depletion and amortization	46,847	26,798	84,437	53,950
Unrealized (gain) loss from derivative financial instruments	(12,797)	2,746	248	1,548
Amortization of debt discount and issuance costs	1,623	12,211	3,197	23,267
Interest paid in-kind	—	10,169	—	20,014
Stock-based compensation	623	1,508	1,271	3,109
Transaction costs	1,443	317	1,443	317
Loss on sale of oil and gas properties	26	6,838	25	35,438
Operating cash flow	66,250	26,438	137,033	62,180
Transaction costs	(1,443)	(317)	(1,443)	(317)
Decrease (increase) in accounts receivable	9,951	(2,172)	20,734	(717)
Decrease in other current assets	15	169	1,592	641
Increase in accounts payable and accrued expenses	23,538	41,324	15,110	25,211
Net cash provided by operating activities	$98,311	$65,442	$173,026	$86,998

EBITDAX:

Net income (loss)	$21,407	$(34,003)	$34,982	$(75,889)
Interest expense	28,568	40,213	56,419	79,063
Income taxes	7,102	(122)	11,336	460
Depreciation, depletion and amortization	46,847	26,798	84,437	53,950
Unrealized (gain) loss from derivative financial instruments	(12,797)	2,746	248	1,548
Transaction costs	1,443	317	1,443	317
Stock-based compensation	623	1,508	1,271	3,109
Loss on sale of oil and gas properties	26	6,838	25	35,438
Total Adjusted EBITDAX	$93,219	$44,295	$190,161	$97,996

	As of June 30, 2019	As of December 31, 2018

Balance Sheet Data:

Cash and cash equivalents	$46,747	$23,193
Derivative financial instruments	14,284	15,401
Other current assets	90,410	120,833
Property and equipment, net	1,765,445	1,667,979
Other	366,010	360,434
Total assets	$2,282,896	$2,187,840

Current liabilities	$228,625	$206,853
Long-term debt	1,267,390	1,244,363
Deferred income taxes	173,253	161,917
Other non-current liabilities	2,348	—
Asset retirement obligation	5,456	5,136
Stockholders' equity	605,824	569,571
Total liabilities and stockholders' equity	$2,282,896	$2,187,840

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended June 30, 2019
	Haynesville/ Bossier	Cotton Valley	Bakken	Eagle Ford	Other	Total
Gas production (MMcf)	37,847	924	2,045	—	112	40,928
Oil production (Mbbls)	1	11	680	—	3	695
Total production (MMcfe)	37,850	986	6,122	—	135	45,093

Natural gas sales	$87,261	$2,102	$2,357	$—	$231	$91,951
Natural gas hedging settlements(1)	—	—	—	—	—	1,932
Total natural gas including hedging	87,261	2,102	2,357	—	231	93,883
Oil sales	21	614	35,350	—	180	36,165
Oil hedging settlements(1)	—	—	—	—	—	15
Total oil including hedging	21	614	35,350	—	180	36,180
Total oil and gas sales including hedging	$87,282	$2,716	$37,707	$—	$411	$130,063

Average gas price (per Mcf)	$2.31	$2.28	$1.15	$—	$2.05	$2.25
Average gas price including hedging (per Mcf)						$2.29
Average oil price (per barrel)	$48.01	$58.87	$52.02	$—	$47.24	$52.10
Average oil price including hedging (per barrel)						$52.12
Average price (per Mcfe)	$2.31	$2.75	$6.16	$—	$3.03	$2.84
Average price including hedging (per Mcfe)						$2.88

Production taxes	$1,779	$112	$3,899	$—	$37	$5,827
Gathering and transportation	$10,319	$94	$—	$—	$89	$10,502
Lease operating	$4,697	$3,371	$6,206	$—	$178	$14,452

Production taxes (per Mcfe)	$0.05	$0.11	$0.64	$—	$0.28	$0.13
Gathering and transportation (per Mcfe)	$0.27	$0.10	$—	$—	$0.66	$0.23
Lease operating (per Mcfe)	$0.12	$3.42	$1.01	$—	$1.31	$0.32

Oil and Gas Capital Expenditures:
Development leasehold	$2,449	$—	$—	$—	$—	$2,449
Development drilling and completion	73,217	—	2,092	10,276	—	85,585
Other development	1,437	—	—	—	—	1,437
Total	$77,103	$—	$2,092	$10,276	$—	$89,471

(1)Included in gain (loss) from derivative financial instruments in operating results

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months ended June 30, 2018 (Predecessor)
	Haynesville/ Bossier	Cotton Valley	Eagle Ford	Other	Total
Gas production (MMcf)	20,682	838	97	101	21,718
Oil production (Mbbls)	—	11	74	5	90
Total production (MMcfe)	20,682	904	537	135	22,258

Natural gas sales	$53,294	$2,313	$399	$259	$56,265
Natural gas hedging settlements(1)	—	—	—	—	1,108
Total natural gas including hedging	53,294	2,313	399	259	57,373
Oil sales	—	728	4,136	320	5,184
Total oil and gas sales including hedging	$53,294	$3,041	$4,535	$579	$62,557

Average gas price (per Mcf)	$2.58	$2.76	$4.11	$2.61	$2.59
Average gas price including hedging (per Mcf)					$2.64
Average oil price (per barrel)	$—	$66.39	$56.38	$55.73	$57.56
Average price (per Mcfe)	$2.58	$3.36	$8.44	$4.33	$2.76
Average price including hedging (per Mcfe)					$2.81

Production taxes	$833	$35	$201	$43	$1,112
Gathering and transportation	$4,037	$177	$119	$65	$4,398
Lease operating	$3,081	$3,191	$1,412	$264	$7,948

Production taxes (per Mcfe)	$0.04	$0.04	$0.37	$0.32	$0.05
Gathering and transportation (per Mcfe)	$0.20	$0.20	$0.22	$0.48	$0.20
Lease operating (per Mcfe)	$0.14	$3.52	$2.64	$1.96	$0.35

Oil and Gas Capital Expenditures:
Development leasehold	$1,191	$—	$—	$—	$1,191
Development drilling and completion	38,090	—	—	—	38,090
Other development	3,920	—	153	20	4,093
Total	$43,201	$—	$153	$20	$43,374

(1)Included in gain (loss) from derivative financial instruments in operating results

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Six Months Ended June 30, 2019
	Haynesville/ Bossier	Cotton Valley	Bakken	Eagle Ford	Other	Total
Gas production (MMcf)	69,211	1,827	2,813	—	226	74,077
Oil production (Mbbls)	1	18	1,479	—	7	1,505
Total production (MMcfe)	69,214	1,933	11,684	—	274	83,105

Natural gas sales	$172,999	$4,673	3,857	$—	$554	$182,083
Natural gas hedging settlements(1)	—	—	—	—	—	6,965
Total natural gas including hedging	172,999	4,673	3,857	—	554	189,048
Oil sales	25	977	71,497	—	415	72,914
Oil hedging settlements(1)	—	—	—	—	—	370
Total oil including hedging	25	977	71,497	—	415	73,284
Total oil and gas sales including hedging	$173,024	$5,650	$75,354	$—	$969	$262,332

Average gas price (per Mcf)	$2.50	$2.56	$1.37	$—	$2.44	$2.46
Average gas price including hedging (per Mcf)						$2.55
Average oil price (per barrel)	$48.21	$54.99	$48.36	$—	$52.95	$48.46
Average oil price including hedging (per barrel)						$48.71
Average price (per Mcfe)	$2.50	$2.92	$6.45	$—	$3.54	$3.07
Average price including hedging (per Mcfe)						$3.16

Production taxes	$3,511	$207	$7,972	$—	$76	$11,766
Gathering and transportation	$17,592	$157	$—	$—	$183	$17,932
Lease operating	$9,630	$6,606	$12,725	$—	$376	$29,337

Production taxes (per Mcfe)	$0.05	$0.11	$0.68	$—	$0.28	$0.14
Gathering and transportation (per Mcfe)	$0.25	$0.08	$—	$—	$0.67	$0.22
Lease operating (per Mcfe)	$0.14	$3.42	$1.09	$—	$1.37	$0.35

Oil and Gas Capital Expenditures:
Development leasehold	$4,306	$—	$—	$—	$—	$4,306
Development drilling and completion	155,855	—	1,139	15,924	—	172,918
Other development	4,716	—	—	—	—	4,716
Total	$164,877	$—	$1,139	$15,924	$—	$181,940

(1)Included in gain (loss) from derivative financial instruments in operating results

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Six Months ended June 30, 2018 (Predecessor)
	Haynesville/ Bossier	Cotton Valley	Eagle Ford	Other	Total
Gas production (MMcf)	40,679	1,900	379	406	43,364
Oil production (Mbbls)	—	22	247	11	280
Total production (MMcfe)	40,679	2,030	1,860	475	45,044

Natural gas sales	$107,858	$5,226	$1,590	$1,134	$115,808
Natural gas hedging settlements(1)	—	—	—	—	2,512
Total natural gas including hedging	107,858	5,226	1,590	1,134	118,320
Oil sales	—	1,374	16,157	703	18,234
Total oil and gas sales including hedging	$107,858	$6,600	$17,747	$1,837	$136,554

Average gas price (per Mcf)	$2.65	$2.75	$4.19	$2.80	$2.67
Average gas price including hedging (per Mcf)					$2.73
Average oil price (per barrel)	$—	$63.63	$65.46	$60.72	$65.12
Average price (per Mcfe)	$2.65	$3.25	$9.54	$3.87	$2.98
Average price including hedging (per Mcfe)					$3.03

Production taxes	$1,901	$95	$831	$125	$2,952
Gathering and transportation	$7,743	$386	$463	$140	$8,732
Lease operating	$5,976	$6,389	$4,829	$527	$17,721

Production taxes (per Mcfe)	$0.05	$0.05	$0.45	$0.26	$0.07
Gathering and transportation (per Mcfe)	$0.19	$0.19	$0.25	$0.30	$0.19
Lease operating (per Mcfe)	$0.14	$3.14	$2.59	$1.11	$0.39

Oil and Gas Capital Expenditures:
Development leasehold	$2,344	$—	$—	$—	$2,344
Development drilling and completion	76,629	—	—	—	76,629
Other development	10,247	—	393	273	10,913
Total	$89,220	$—	$393	$273	$89,886

(1)Included in gain (loss) from derivative financial instruments in operating results

PRO FORMA COMBINED OPERATING RESULTS

(In thousands, except per unit amounts)

	For the Three Months Ended June 30, 2019			For the Six Months Ended June 30, 2019
	Comstock	Covey Park	Pro Forma Combined	Comstock	Covey Park(2)	Pro Forma Combined
Gas production (MMcf)	40,928	67,639	108,567	74,077	130,956	205,033
Oil production (Mbbls)	695	11	706	1,505	20	1,525
Total production (MMcfe)	45,093	67,705	112,798	83,105	131,076	214,181

Natural gas sales	$91,951	$166,772	$258,723	$182,083	$354,688	$536,771
Natural gas hedging settlements(1)	1,932	14,668	16,600	6,965	3,824	10,789
Total natural gas including hedging	93,883	181,440	275,323	189,048	358,512	547,560
Oil sales	36,165	659	36,824	72,914	1,165	74,079
Oil hedging settlements(1)	15	—	15	370	—	370
Total oil including hedging	36,180	659	36,839	73,284	1,165	74,449
Total oil and gas sales including hedging	$130,063	$182,099	$312,162	$262,332	$359,677	$622,009

Average gas price (per Mcf)	$2.25	$2.47	$2.38	$2.46	$2.71	$2.62
Average gas price including hedging (per Mcf)	$2.29	$2.68	$2.54	$2.55	$2.74	$2.67
Average oil price (per barrel)	$52.10	$59.94	$52.20	$48.46	$58.25	$48.58
Average oil price including hedging (per barrel)	$52.12	$59.94	$52.22	$48.71	$58.25	$48.82
Average price (per Mcfe)	$2.84	$2.47	$2.62	$3.07	$2.71	$2.85
Average price including hedging (per Mcfe)	$2.88	$2.69	$2.77	$3.16	$2.74	$2.90

Production taxes	$5,827	$3,356	$9,183	$11,766	$8,280	$20,046
Gathering and transportation	$10,502	$20,015	$30,517	$17,932	$38,811	$56,743
Lease operating	$14,452	$18,789	$33,241	$29,337	$34,261	$63,598

Production taxes (per Mcfe)	$0.13	$0.05	$0.08	$0.14	$0.06	$0.09
Gathering and transportation (per Mcfe)	$0.23	$0.30	$0.27	$0.22	$0.30	$0.26
Lease operating (per Mcfe)	$0.32	$0.28	$0.30	$0.35	$0.26	$0.31

(1)Included in gain (loss) from derivative financial instruments in operating results

(2)Pro forma for an acquisition which completed on March 5, 2019